EXHIBIT 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

VolitionRX LTD

As independent registered public accountants, we hereby consent to the use of our report dated March 27, 2014 with respect to the financial statements of VolitionRX LTD, in its Amendment No. 1 to the Registration Statement on Form S-1/A (No. 333-200628) and the related prospectus. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

January 23, 2015